Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-268357 and 333-265843) of our report dated March 8, 2023, with respect to the financial statements of Blue Water Vaccines Inc., as of December 31, 2022 and 2021, and for the two years then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Mayer Hoffman McCann P.C.

Los Angeles, California

March 8, 2023